Exhibit 99.1

bioAffinity Technologies Advances CyPath® Lung for Surveillance of Lung Cancer Survivors

More than 680,000 Americans living with a history of lung cancer represent a significant population requiring ongoing surveillance

Noninvasive CyPath® Lung has the potential to complement imaging in monitoring for lung cancer recurrence and new cancers

SAN ANTONIO, Texas – September 1, 2026 – bioAffinity Technologies, Inc. (Nasdaq: BIAF; BIAFW), a biotechnology company developing noninvasive healthcare solutions for the early detection and monitoring of lung disease, today announced that it is advancing the potential application of its CyPath® Lung test for surveillance of lung cancer patients who have completed curative-intent treatment.

Lung cancer recurrence remains a significant clinical challenge. According to the American Cancer Society, there were more than 680,000 Americans living with a prior lung cancer diagnosis as of January 1, 2025.1 The National Cancer Institute estimates that another 230,000 patients will be diagnosed with lung cancer in 2026.

“For patients who have completed cancer treatment, the discovery of a new pulmonary nodule can create tremendous uncertainty. Imaging alone cannot tell us if it is recurrent cancer, a new cancer, or benign post-treatment changes including fibrosis, scarring, and treatment-related inflammation,” said Vijay Gunuganti, MD, an oncologist with Texas Oncology, a physician-led practice in San Antonio, Texas. “CyPath Lung can provide additional information without immediately subjecting the patient to an invasive procedure. The test’s binary result – unlikely or likely malignancy – can help us determine which patients need closer investigation and which patients may be appropriate for continued surveillance.”

“CyPath Lung has demonstrated its ability to detect early-stage lung cancer in clinical trials and clinical practice,” said Maria Zannes, President and CEO of bioAffinity Technologies. “As our commercial experience with CyPath Lung grows, we are examining how our noninvasive approach may provide value throughout the patient’s lung cancer journey. We believe surveillance after cancer treatment has the potential to lead to earlier intervention and could be an important complement to early detection for newly diagnosed patients in terms of improving patient outcomes.”

1 https://doi.org/10.3322/caac.70011Digital Object Identifier (DOI)

Even when patients have no evidence of disease (NED) following surgery or radiation, published studies report recurrence rates of approximately 20% to 55% for non-small cell lung cancer (NSCLC), depending on stage, treatment and other factors.2 The American Society of Clinical Oncology (ASCO) recommends surveillance imaging every six months for two years following curative-intent treatment of stage I–III NSCLC, followed by annual low-dose CT to monitor for new primary lung cancers.3

“Finishing curative-intent treatment is not the end of cancer care. As survival rates continue to improve and more people with a cancer diagnosis are living longer lives, survivorship care is increasingly important. That means proactive follow-up for recurrence, screening for new cancers and monitoring for long-term treatment effects,” said Gordon Downie, MD, PhD, Chief Medical Officer of bioAffinity Technologies.” CyPath Lung complements CT surveillance by providing actionable information that helps physicians evaluate new or changing pulmonary nodules identified by imaging.”

The potential role of CyPath Lung in recurrence surveillance builds on the test’s ability to analyze the lung microenvironment in real time. Drawing on three years of commercial experience, CyPath Lung has shown promising clinical performance in helping physicians stratify malignancy risk and guide patient management, including clinical case studies that illustrate how CyPath Lung helped clarify challenging cases in which imaging findings and predictive models alone produced uncertain or conflicting assessments.

About CyPath Lung

CyPath Lung by bioAffinity Technologies is a noninvasive test designed to improve the early detection of lung cancer in patients at high risk for the disease. CyPath Lung uses advanced flow cytometry and proprietary artificial intelligence (AI) to identify cell populations in patient sputum that indicate malignancy. CyPath Lung incorporates a fluorescent porphyrin that is preferentially taken up by cancer and cancer-related cells. In a published clinical trial of high-risk patients, CyPath Lung demonstrated 92% sensitivity, 87% specificity, 88% accuracy and 99% negative predictive value (NPV) in detecting lung cancer in patients at high risk for the disease who had small indeterminate lung nodules less than 20 millimeters. These clinical performance data relate to CyPath Lung’s use in the detection setting and have not been separately validated for post-treatment surveillance. The high NPV gives physicians greater confidence that a negative result is truly negative, potentially sparing patients from unnecessary invasive and costly procedures. CyPath Lung is marketed as a Laboratory Developed Test (LDT) and is not intended for use as a sole diagnostic tool and should be considered alongside other clinical findings.

2 https://jtd.amegroups.org/article/view/108627/html

3 DOI: 10.1200/JOP.19.00722

About bioAffinity Technologies, Inc.

bioAffinity Technologies, Inc. addresses the need for noninvasive diagnosis of early-stage cancer and other diseases of the lung and broad-spectrum cancer treatments. The Company’s first product, CyPath Lung, is a noninvasive test that has shown high sensitivity, specificity and accuracy for the detection of early-stage lung cancer. CyPath Lung is marketed as a Laboratory Developed Test (LDT) by Precision Pathology Laboratory Services, a subsidiary of bioAffinity Technologies. LDTs are overseen under the Clinical Laboratory Improvement Amendments (CLIA), which are administered by the Centers for Medicare & Medicaid Services. For more information, visit www.bioaffinitytech.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” within the meaning of the federal securities laws. Words such as “may,” “might,” “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “project,” “plan,” “intend” or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict, that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, the Company’s ability to successfully expand CyPath Lung into new clinical applications including post-treatment surveillance, the availability and adequacy of clinical data to support new use cases, regulatory developments affecting laboratory developed tests, the Company’s ability to maintain its Nasdaq listing and comply with applicable listing requirements, the Company’s limited operating history and history of losses, and other factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. While the Company believes these forward-looking statements are reasonable, readers of this press release are cautioned not to place undue reliance on any forward-looking statements. The information in this release is provided only as of the date of this release, and the Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Contact

bioAffinity Technologies

Julie Anne Overton

Director of Communications

investors@bioaffinitytech.com